Calvert Impact Fund, Inc.
Form N-SAR
Period Ended March 31, 2017

Sub-Item 77Q1(e)

The Investment Advisory Agreement dated December
31, 2016 between Calvert Impact Fund, Inc. (the
"Registrant"), on behalf of its series as included below, and Calvert Research and Management is incorporated herein by reference to Exhibit (d) of Post-Effective Amendment No. 56 to the Registrant's
Registration Statement on Form N-1A (1933 Act File
No. 333-44064) as previously filed with the Securities and Exchange Commission on January 30,
2017 (SEC Accession No. 0000940394-17-000166).

Calvert Small Cap Fund
Calvert Global Energy Solutions Fund
Calvert Global Water Fund
Calvert Green Bond Fund